UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2023

HilleVax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41365	85-0545060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100 - #9995 Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

(617) 213-5054

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective January 6, 2023, the Board of Directors (the “Board”) of HilleVax, Inc. (the “Company”) appointed Shane Maltbie, the Company’s Vice of President, Finance, to serve as the Company’s Chief Financial Officer. Additionally, effective as of such date, Mr. Maltbie was designated as the Company’s principal financial officer and principal accounting officer. On January 6, 2023, in connection with Mr. Maltbie’s promotion, David Socks notified the Company of his resignation as Chief Financial Officer, including his resignation as the Company’s principal financial officer and principal accounting officer. Mr. Socks will continue his employment with the Company as its Chief Business Officer.

Mr. Maltbie, age 41, has served as the Company’s Vice President of Finance since December 2021. Prior to joining the Company, Mr. Maltbie was the Vice President of Finance at TScan Therapeutics, Inc. and prior to that the Vice President of Finance at Axcella Health Inc. Mr. Maltbie started his career in the Boston office of Deloitte & Touche LLP in the audit practice. Mr. Maltbie is a certified public accountant in the Commonwealth of Massachusetts (inactive license). He received his B.S. in Accounting and Business Management from Hartwick College and his MSA from Northeastern University.

There are no family relationships between either Mr. Maltbie and any director or executive officer of the Company, and each of them has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(k) of Regulation S-K.

In connection with Mr. Maltbie’s appointment as the Company’s Chief Financial Officer, the Company entered into an amended and restated employment letter with Mr. Maltbie. The employment letter for Mr. Maltbie provides for an annual base salary of $430,000, and an annual bonus with a target amount equal to 40% of Mr. Maltbie’s annual base salary. Additionally, under the employment letter, Mr. Maltbie is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Mr. Maltbie’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Maltbie will be entitled to certain severance benefits under his employment letter, subject to execution of a release of claims, return of all company property, compliance with post-termination obligations and resignation from positions with us.

Mr. Malbtie’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without “cause” or resignation for “good reason” (each, as defined in the employment letter) outside of a change in control period (as defined below), Mr. Maltbie will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, prorated for the portion of the calendar year in which his termination occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payments of the COBRA premiums for his and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs 24 months after a change in control (the “change in control period”), Mr. Maltbie will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) he will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the effective date of his release.

In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Maltbie than receiving the full amount of such payments.

Amended and Restated Employment Letter with Robert Hershberg

Effective January 6, 2023, the Company and our Chief Executive Officer, Robert Hershberg, entered into an amended and restated employment letter. The terms and conditions of Dr. Hershberg’s employment letter are the same as in the original employment letter, as amended and restated, except as noted below.

Under his amended employment letter, Dr. Hershberg is entitled to receive an annual base salary of $635,000, increased from $600,000;

Upon a termination without “cause” or resignation for “good reason” (each, as defined in the employment letter) outside of a change in control period (as defined below), Mr. Hershberg will be entitled to all of the same severance benefits in the original employment letter, except that he will be entitled to: (1) continuation of his base salary for 12 months (such applicable period, the “severance period”), which was increased from 9 months, (2) payments of the COBRA premiums for his and his eligible dependents until the earliest of (a) the end of the new 12-month severance period (increased from 9 months), (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (3) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (provided that Dr. Hershberg’s founders’ shares will be governed by the terms of his stock restriction agreement);

Upon a termination without cause or resignation for good reason that occurs during the change in control period, Dr. Hershberg will be entitled to all of the same severance benefits in the original employment letter, except (1) the severance period is 18 months (increased from 12 months), (2) Dr. Hershberg will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs (rather than a pro-rated portion of his target bonus as provided in the original employment letter), and (3) payments of the COBRA premiums for his and his eligible dependents until the earliest of (a) the end of the new 18-month severance period (increased from 12 months), (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment; and

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Dr. Hershberg than receiving the full amount of such payments.

Amended and Restated Employment Letter with David Socks

Effective January 6, 2023, the Company and our Chief Business Officer, David Socks, entered into an amended and restated employment letter. The terms and conditions of Mr. Sock’s employment letter are the same as in the original employment letter, as amended and restated, except as noted below.

Under his amended employment letter, Mr. Socks’ position with the Company will be Chief Business Officer, and he is entitled to receive an annualized base salary of $477,000, increased from $450,000;

Upon a termination without cause or resignation for good reason that occurs within the change in control period, Mr. Socks will be entitled to all of the same severance benefits in the original employment letter, except he will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs (rather than a pro-rated portion of his target bonus as provided in the original employment letter); and

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Socks than receiving the full amount of such payments.

Amended and Restated Employment Letter with Aditya Kohli

Effective January 6, 2023, the Company and our Chief Operating Officer, Aditya Kohli, entered into an amended and restated employment letter. The terms and conditions of Dr. Kohli’s employment letter are the same as in the original employment letter, as amended and restated, except as noted below.

Under his amended employment letter, Dr. Kohli is entitled to receive an annual base salary of $500,000, increased from $490,000;

Upon a termination without cause or resignation for good reason that occurs during the change in control period, Dr. Kohli will be entitled to all of the same severance benefits in the original employment letter, except he will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs (rather than a pro-rated portion of his target bonus as provided in the original employment letter); and

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Dr. Kohli than receiving the full amount of such payments.

The foregoing description of the terms of the amended and restated employment letters for Drs. Hershberg and Kohli and Messrs. Maltbie and Socks is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to each executive’s amended and restated employment letter, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On January 9, 2023 representatives of the Company will be attending meetings with investors and analysts and making a presentation in connection with the J.P. Morgan Healthcare Conference. During these meetings and the presentation, the Company will reference the corporate slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Company’s updated corporate presentation has been posted to the Company’s website, www.hillevax.com. The Company plans to use its website to disseminate future updates to its corporate presentation and does not intend to file or furnish a Form 8-K alerting investors each time the presentation is updated.

The information set forth in this Item 7.01 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation available on the Company’s website. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, by updating the Company’s website or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date: January 8, 2023	By:	/s/ Paul S. Bavier
	Name:	Paul S. Bavier
	Title:	General Counsel and Chief Administrative Officer